UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 26, 2025
Date of Report (date of earliest event reported)
___________________________________
ACV Auctions Inc.
(Exact name of registrant as specified in its charter)
___________________________________

Delaware	001-40256	47-2415221
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
640 ELLICOTT STREET #321
Buffalo, NY 14203
(Address of principal executive offices and zip code)
(800) 553-4070
(Registrant's telephone number, including area code)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $.001 per share	ACVA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 26, 2025, ACV Auctions Inc. (the "Company") entered into Amendment No. 4 (the “Amendment”) to its existing Revolving Credit Agreement, dated as of August 24, 2021 (and as amended, the "Credit Agreement"), among the Company, as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent. Capitalized terms used in this Item 1.01 and not otherwise defined herein have the meanings assigned to them in the Amendment or the Credit Agreement, as applicable.

The Amendment modifies the Credit Agreement (i) to increase the committed amount of the Company’s revolving credit facility thereunder from $160 million to $250 million, (ii) to extend the maturity date thereof from August 24, 2026 to June 26, 2030, (iii) to modify the Company’s minimum Total Revenue financial covenant to take into account such maturity date extension, (iv) to include a new maximum Total Net Leverage Ratio covenant that will be effective as of the earlier of 5 business days after the Company’s election and June 30, 2027, as more particularly described in the Credit Agreement (the “Covenant Conversion Date”), after which the Company’s minimum Liquidity and minimum Total Revenue financial covenants will no longer be applicable, (v) to provide for more favorable pricing of the loans on and after the Covenant Conversion Date, and (vi) to amend certain other items in connection with the foregoing.

Borrowings under the Credit Agreement bear interest, at the Company’s option, at either the Term SOFR Rate or the Alternate Base Rate plus a margin equal to the Applicable Rate. Pursuant to the Amendment, the Applicable Rate is (x) 2.750% prior to the Covenant Conversion Date and 2.500% thereafter for loans accruing interest at the Term SOFR Rate and (y) 1.750% prior to the Covenant Conversion Date and 1.500% thereafter for loans accruing interest at the Alternate Base Rate, in each case, subject to the terms of the Credit Agreement.

From and after the Covenant Conversion Date, the Company will be subject to a maximum Total Net Leverage Ratio covenant of 4.0 to 1.0 for any Measurement Period ending on or prior to the second fiscal quarter following June 30, 2027 and (ii) 3.5 to 1.0 thereafter.

The Company, in connection with the Amendment, has also agreed to cause the following additional subsidiaries to guarantee the debt under the JPM Credit Agreement (which guarantee will be secured by substantially all of the assets of such subsidiaries): Indiana Auto Auction LLC and ACV Capital LLC.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such document, a copy of which is attached to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits
(d): Exhibits

Exhibit No.	Description
10.1
Amendment No. 4, dated June 26, 2025, to Revolving Credit Agreement, dated as of August 24, 2021, among ACV Auctions Inc., the lenders party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACV AUCTIONS INC.

Date	July 1, 2025	By:	/s/ William Zerella
William Zerella
Chief Financial Officer